Exhibit 99.1

C O R P O R A T E  P A R T I C I P A N T S

Andres Viroslav

The Bancorp, Inc. - IR

Betsy Cohen

The Bancorp, Inc. - CEO

Frank Mastrangelo

The Bancorp, Inc - President, Chief Operating Officer

Marty Egan

The Bancorp, Inc. - CFO

C O N F E R E N C E  C A L L  P A R T I C I P A N T S

James Abbott

FBR Capital Markets & Co. - Analyst

Matthew Kelley

Sterne Agee & Leach, Inc. - Analyst

Andy Stapp

B. Riley & Co. - Analyst

P R E S E N T A T I O N

Operator

Good day, ladies and gentlemen, and welcome to the First Quarter 2009 The Bancorp Earnings Conference Call. My name is Carma and I’ll be your coordinator for today. At this time, all participants are in listen-only mode. We will be facilitating a question and answer session toward the end of this conference.

(Operator Instructions)

As a reminder, ladies and gentlemen, this conference is being recorded for replay purposes. I would now like to turn the presentation over to your host for today’s call, Mr. Andres Viroslav. Please proceed.

Andres Viroslav - The Bancorp, Inc. - IR

Thank you, Carma. Good morning and thank you for joining us today to review The Bancorp’s first quarter 2009 financial results. On the call with me today are Betsy Cohen, Chief Executive Officer, Frank Mastrangelo, President, and Marty Egan, our Chief Financial Officer. This morning’s call is being webcast on our website at www.thebancorp.com. There will be a replay of the call beginning at approximately 12 p.m. Eastern time today. The dial-in for the replay is 888-286-8010 with a confirmation code of 71976011.

Before I turn the call over to Betsy, I would like to remind everyone that when used in this conference call, the words believes, anticipates, expects, and similar expressions are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties which could cause actual results to differ materially from those anticipated or suggested by such statements. For a further discussion of these risks and uncertainties, please see The Bancorp’s filings with the SEC.

Listeners are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Bancorp undertakes no obligation to publicly release the results of any revisions to forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Now I’d like to turn the call over to Betsy Cohen. Betsy?

Betsy Cohen - The Bancorp, Inc. - CEO

Thank you very much, Andres, and thanks to all of you for taking time to listen to the review of our first quarter results. The Bancorp continues to successfully pursue its deposit strategies. As you can see, it not only is increasing deposits within lines of business, and Frank will provide you with more details in just a moment, but it also is restructuring its deposit ratios so that transaction accounts represent an increase of 62% over the first quarter of 2008 and 18% on a linked quarter basis, making the total ratio of transaction accounts to total deposits, a very robust number of 91%.

As you know, we continued to mine our relationships with existing and a growing number of partners in order to sustain and grow low-cost sticky deposits, deposits that are subject to contractual arrangements, usually in the three to five-year range for their steadiness and low cost as a result of the added value and the negotiated rates within the contracts. We have been focused on increasing the ratio coverage of our loan loss provision and this quarter increased it to a coverage of 1.29 from 0.83 at March of 2008 and from 1.20 at December, so we continue to be mindful of the economic surroundings and to continue to provide and add to the provision.

I will speak about the credit side of the balance sheet after Frank talks about deposits, but before that wanted to focus on two items. One are our capital ratios and there certainly are today even more ways to look at those capital ratios than there have been in the past. But if we were to look at Tier I to risk, it’s increased from 11.38 to 11.85. Total capital to risk has increased from 12.53 -- and I’m sorry, these are numbers as of 12/31/08, so it’s on a linked quarter basis -- to 13.11.

The net interest margin is another place that we seem to be getting some traction. And although the increase year-over-year was only to 3.58 from 3.45 at March ‘08, this was an interesting quarter for us from that perspective. We don’t usually go into such detail, but it was just so dramatic. During the month of January, we were inundated by deposits. That doesn’t sound like a bad thing, but we recognize that they were not all going to remain with us over the long-term and so we had pressure on our margin in terms of the use of those funds.

During the month of February, we came back to more normalized situation and so the number that had been 3.28 in January became approximately 3.60. And in March was at 3.98 and following it for April, we’re close to 400 basis points in terms of net interest margin, which has been our historical target, although not achievable recently. I think it comes from the recognition of borrowers that -- either for new credits or for the renewal of credits -- that the scarcity of funds may require an adjustment in interest rates.

I think with that -- I guess the other look at capital that people have been taking recently is tangible capital to tangible assets and it’s been done in a number of different ways. So we will just provide you with two looks at it. One is on a, what I’ll call straight-up basis and it’s at 7.13. And if one were to include the TARP funds as a common equity equivalent, it would be 9.70. So there’s -- people have been doing this calculation in a number of different ways and so we give you that variety of views of the capital structure. Frank, would you like to talk about some of the lines of business on our deposit side?

Frank Mastrangelo - The Bancorp, Inc - President, Chief Operating Officer

Of course. Thank you, Betsy. As Betsy mentioned, core deposits for the institution grew to 91% of total deposits. That was really driven by growth of a number of our affinity channels. Affinity deposits as a percentage of total deposits grew to 64% the end of the first quarter and affinity deposits represented 69% of core deposits. That was driven by a number of business units. Specifically, our prepaid business line ended the quarter with just about $518 million of total deposits. That’s up $137 million from the end of the calendar year 2008, a 36% quarter-to-quarter increase, and a 200% year-over-year increase in that business line.

Our healthcare deposits grew to $262 million, up $50 million in the quarter, representing a 24% quarter-to-quarter increase and a 92% year-to-year increase in that business line. We also grew as normal through the open enrollments process our total account base in the healthcare business line by 37,000 accounts in the quarter, representing 27% growth in account volume and 74% year-over-year growth in account volume.

Betsy Cohen - The Bancorp, Inc. - CEO

Thanks very much. We feel that both of the lines of business, despite our writing down the goodwill associated with one of those -- the prepaid business -- are very robust generators of low-cost deposits and I think we’re beginning to validate that. On the credit side, we had a slight increase in non-accrual loans, but the most dramatic increase was in loans 90 days past due and still accruing. There’s really three components there that drive that number. One actually is the Federal government, which is about $1.2 million of that, a little bit more.

One is a loan for -- two loans, it may be that, to a borrower, both of which represent first mortgages. Both properties -- these are commercial properties that are under agreement of sale and we’re simply waiting for the final -- for those to close. And they represent about $5.5 million and $4.5 million or maybe just a little bit less is represented by two first residential mortgages to the same couple and unfortunately, one member of this couple about three months ago -- two-and-a-half months ago -- diagnosed with rapidly deteriorating cancer and with a very short life expectancy and their interests have been focused elsewhere. But I think that will get straightened out -- the loan will get straightened out within the next 90 days. So we have adequate coverage and feel very comfortable there.

I think that with that I will -- perhaps just saying one more thing, which is that we continue to be grateful that our lending portfolio is within the nine or 12, depending upon how you count the county areas surrounding Philadelphia, which has drivers of its economy which are still relatively healthy including education and hospitals and pharma and et cetera. And so the unemployment is below the national level and the decrease -- it has never been a wildly volatile area on the upside as well as the downside -- of residential properties remains within a manageable level. With that, I would be glad to open, Carma, for questions.

Q U E S T I O N  A N D  A N S W E R

Operator

(Operator Instructions)

And the first question comes from the line James Abbott from FBR Capital Markets. Please proceed.

James Abbott - FBR Capital Markets & Co. - Analyst

Hi, Betsy, and everyone, actually. Wanted to ask a couple of questions to follow-up on the new non-accruals. Just could you give us a sense what loan to values were at origination on that and then just a little bit of insight as to what the new appraisal value is showing and therefore, what the implied change is on the value of that property from the time or origination to present, and give us a sense of how much cushion you have on the loss potential there?

Betsy Cohen - The Bancorp, Inc. - CEO

I’m not sure, James, that I can do that here, but I’ll be glad to get that to you offline. We have found on sales of residential property -- I’ll answer you in a broader way as opposed to these particular assets. Remember, the commercial assets, which I don’t think really have decreased significantly in terms of value, are under agreement of sales, so that’s not with a lot of cushion, so that’s not the way in which we’re looking at them, and maybe your question is more directed toward residential property.

We have seen maybe a 10% to 12% decrease over our initial estimates of value on the original underwriting on sales. The issue in our area is not the decrease in value as it is the velocity and that’s really -- since we’re -- I hate to say that we’re optimistic; we’re not optimistic, but we’re looking at a portfolio that’s primarily first-time homebuyer and somewhat of a price point that is still a rental equivalent in our marketplace as our primary collateral or residential property type.

And so well within -- even if it’s not eligible for the first-time homebuyer credit, it’s well within the conforming -- well, well within the conforming numbers in terms of mortgage availability. We ourselves started in partnership with our affordable housing developers a mortgage program which has been successful in helping to move some of the properties alongside, also has shown us that the average mortgage for which our developers’ customers are looking is approximately in the 250 range. So that might give you a view as to what it is that we’re -- the kind of properties that are underlying our residential loans and also that they really haven’t decreased significantly in value.

James Abbott - FBR Capital Markets & Co. - Analyst

Can the same can be said --? Are you speaking about some of your construction projects as well?

Betsy Cohen - The Bancorp, Inc. - CEO

Yes. I thought that’s what you were looking for.

James Abbott - FBR Capital Markets & Co. - Analyst

Yes -- no, it was. I just wanted to be --

Betsy Cohen - The Bancorp, Inc. - CEO

Yes.

James Abbott - FBR Capital Markets & Co. - Analyst

-- clear that this is not the permanent portfolio; this is a --

Betsy Cohen - The Bancorp, Inc. - CEO

No, no, no, no, no, no.

James Abbott - FBR Capital Markets & Co. - Analyst

But the permanent portfolio seems to be, at least when any of them go bad, they seem to be larger loans, sort of high net worth loans. And then -- so that’s helpful. Are you seeing much deterioration in asset value, though, on the commercial real estate assets? When you’re within your footprint, we’re hearing at least in a lot of areas of the country a 25% decline in commercial property values. Would you be able to -- ?

Betsy Cohen - The Bancorp, Inc. - CEO

We really have not seen that. We haven’t seen a lot of disruption in our portfolio on the commercial side.

James Abbott - FBR Capital Markets & Co. - Analyst

Okay.

Betsy Cohen - The Bancorp, Inc. - CEO

If there’s, I guess, anything which would support that, it’s looking at this one commercial property or -- there are actually two commercial properties, one borrower, that is 90 days past due and still accruing and subject to agreements of sale. We didn’t see any deterioration there.

James Abbott - FBR Capital Markets & Co. - Analyst

Interesting. And one final question is on the reserve build. As we move forward throughout the year, can you give us any color on how the increase should go? It sounds like you’re interested in increasing that. Would you expect it to be a fairly steady increase over time? Is it a function of the non-performing levels? Is it a function of the charge-off levels? How should we -- ?

Betsy Cohen - The Bancorp, Inc. - CEO

I think it’s a function of all of those. And so the coverage number may change from time to time, but we’re dedicated to recognizing whatever losses we have as early as possible and to -- while we don’t have losses that we need to recognize to adding that to the loan loss provision in anticipation of potential losses because of the state of the economy.

James Abbott - FBR Capital Markets & Co. - Analyst

Understood.

Betsy Cohen - The Bancorp, Inc. - CEO

All of the above and in varying components.

James Abbott - FBR Capital Markets & Co. - Analyst

Okay. Do you see it rising much more than 10 basis points in any given quarter, or it’s hard to predict?

Betsy Cohen - The Bancorp, Inc. - CEO

You mean the coverage? It’s really hard to predict. It will be a matter of when we deem it appropriate either to take a loss or to add more or -- it’s all of the components that you mentioned.

James Abbott - FBR Capital Markets & Co. - Analyst

Okay. All right. Thank you very much. I appreciate it.

Betsy Cohen - The Bancorp, Inc. - CEO

Okay.

Operator

And the next question comes from the line of Matthew Kelley from Sterne. Please proceed.

Matthew Kelley - Sterne Agee & Leach, Inc. - Analyst

Yes, hi. Just talking about the past due loans, maybe you can give an update there on what the past due loans were at quarter end. I know they were about $23.9 million at year end. And just how do you stack up at quarter end?

Betsy Cohen - The Bancorp, Inc. - CEO

About the same.

Matthew Kelley - Sterne Agee & Leach, Inc. - Analyst

Okay. All right, so right around $24 million there.

Marty Egan - The Bancorp, Inc. - CFO

Matt, were you talking 30 to 89 days?

Matthew Kelley - Sterne Agee & Leach, Inc. - Analyst

Yes.

Betsy Cohen - The Bancorp, Inc. - CEO

Including 30 to 89 days.

Matthew Kelley - Sterne Agee & Leach, Inc. - Analyst

No, just 30 to 89 days.

Betsy Cohen - The Bancorp, Inc. - CEO

Oh, I’m sorry. I’m sorry, Matt. I misunderstood your question.

Matthew Kelley - Sterne Agee & Leach, Inc. - Analyst

Yes.

Betsy Cohen - The Bancorp, Inc. - CEO

I thought you meant if you aggregate the 90 days. Yes. It’s about --

Matthew Kelley - Sterne Agee & Leach, Inc. - Analyst

No, I’m just looking at 30 to 89 days past due --

Betsy Cohen - The Bancorp, Inc. - CEO

I’m sorry, it was about --

Matthew Kelley - Sterne Agee & Leach, Inc. - Analyst

-- at year end was $23.9 and when --

Betsy Cohen - The Bancorp, Inc. - CEO

Yes. It’s about 12 -- I’m sorry. It’s about $12.2, of which about a little under $2 million is due to the Federal government, so it’s right in the --

Matthew Kelley - Sterne Agee & Leach, Inc. - Analyst

Okay, so they were down 50% then?

Betsy Cohen - The Bancorp, Inc. - CEO

Sounds right.

Matthew Kelley - Sterne Agee & Leach, Inc. - Analyst

Okay. The expense levels in the quarter?

Betsy Cohen - The Bancorp, Inc. - CEO

Yes.

Matthew Kelley - Sterne Agee & Leach, Inc. - Analyst

$13.3 million, is that a good run rate? And in that number, what were your FDIC insurance premiums this quarter and where are they going next quarter?

Betsy Cohen - The Bancorp, Inc. - CEO

Marty, what were they this quarter? I don’t know that number.

Marty Egan - The Bancorp, Inc. - CFO

They were -- but I’ll now pull it up.

Betsy Cohen - The Bancorp, Inc. - CEO

Well and while he’s pulling it up I can tell you where they’re going next quarter, but --

Matthew Kelley - Sterne Agee & Leach, Inc. - Analyst

Outside of that, what’s the trend versus the $13.3 million?

Betsy Cohen - The Bancorp, Inc. - CEO

I think it’s pretty flat.

Matthew Kelley - Sterne Agee & Leach, Inc. - Analyst

Okay.

Marty Egan - The Bancorp, Inc. - CFO

They were a little over $300,000 for the quarter.

Matthew Kelley - Sterne Agee & Leach, Inc. - Analyst

Okay. All right. And there were no one-time items or benefits in that expense number?

Betsy Cohen - The Bancorp, Inc. - CEO

Not to the best of my knowledge.

Matthew Kelley - Sterne Agee & Leach, Inc. - Analyst

And then what about on the non-interest income side, the $3.3 million there? Any detail on the line items? Any gains this quarter? Any significant gains?

Betsy Cohen - The Bancorp, Inc. - CEO

No. Frank, you want to talk to you because they’re mostly driven by prepaid?

Frank Mastrangelo - The Bancorp, Inc - President, Chief Operating Officer

Yes. It is mostly driven by the prepaid business line. A couple other items feed into that -- merchant processing, ACH origination. These were all business lines. We expect to continue to grow through calendar year 2009.

Matthew Kelley - Sterne Agee & Leach, Inc. - Analyst

Okay. So that’s a good core number. And is there any seasonality there?

Betsy Cohen - The Bancorp, Inc. - CEO

I’m sorry, what? Any one-time numbers, did you say? I’m sorry, Matt, I didn’t hear you.

Matthew Kelley - Sterne Agee & Leach, Inc. - Analyst

Yes, I just want to confirm that there were no one-time items in there that we should be aware of, plus or minus.

Betsy Cohen - The Bancorp, Inc. - CEO

I don’t think so. Marty, do you want to confirm that?

Marty Egan - The Bancorp, Inc. - CFO

Yes, there was nothing one-time.

Matthew Kelley - Sterne Agee & Leach, Inc. - Analyst

Great. All right, any seasonality in those businesses that we should think about as we model forward?

Betsy Cohen - The Bancorp, Inc. - CEO

Frank?

Frank Mastrangelo - The Bancorp, Inc - President, Chief Operating Officer

There is certainly seasonality in the business lines, as you know. The merchant processing business line will typically have a weaker second and third quarter, a stronger fourth and first quarter. The prepaid business line is a bit more spiky in that Q2 would be a weaker quarter, but we would see a pronounced spike up in Q3, four, and then maybe a little tail off in one.

Matthew Kelley - Sterne Agee & Leach, Inc. - Analyst

Okay.

Betsy Cohen - The Bancorp, Inc. - CEO

But that -- what you’re talking about are trends without -- on a static portfolio or on a -- but this is a portfolio that’s growing, so --

Matthew Kelley - Sterne Agee & Leach, Inc. - Analyst

That’s right.

Betsy Cohen - The Bancorp, Inc. - CEO

-- they can be masked a bit.

Matthew Kelley - Sterne Agee & Leach, Inc. - Analyst

Okay. And do you anticipate profitability for the full year?

Betsy Cohen - The Bancorp, Inc. - CEO

If your prayers are with us, yes.

Matthew Kelley - Sterne Agee & Leach, Inc. - Analyst

Okay. And how much total earning asset growth should we be looking at for the year?

Betsy Cohen - The Bancorp, Inc. - CEO

I think it’s a question of managing the portfolio. We have the opportunity to grow it, I believe, to some extent, although we’ve been very cautious and I think we’ll continue to be cautious through the year. I think one of the things -- one of the reasons I focused on numbers and percentages of transaction accounts within the deposit portfolio is because without any total asset growth or total liability growth, that’s a significant movement toward lower cost deposits and lowering the cost of funds. And that’s what’s enabled us in part to re-achieve our margins. So I think there are ways and our strategies will be focused as much on maximizing the value of our current portfolio as on growing it.

Matthew Kelley - Sterne Agee & Leach, Inc. - Analyst

Okay. And then, just last question. Can you give us a sense of the largest projects in your construction commercial acquisition and development, the $150 million there? Maybe just talk about the types of loans that are in that $150 million?

Betsy Cohen - The Bancorp, Inc. - CEO

In the residential?

Matthew Kelley - Sterne Agee & Leach, Inc. - Analyst

The top two or three credits?

Betsy Cohen - The Bancorp, Inc. - CEO

I’m not prepared to do that at this time, but certainly we would be glad to do that offline. I gave you the general characteristics and they applied to the top credits as well. The top credits are not different from the description that I gave you of the general residential portfolio.

Matthew Kelley - Sterne Agee & Leach, Inc. - Analyst

Okay. I’m just trying to get a good understanding of your exposure to residential developments throughout the Philadelphia, Delaware market, southern Jersey, et cetera. Obviously, that’s what people are most focused on still for potential high loss severity asset classes. That’s all I was hoping to get a little clarification --

Betsy Cohen - The Bancorp, Inc. - CEO

Yes. What I’m trying to share with you are the financial characteristics of those projects and they reflect the characteristics of the portfolio as a whole. I think -- I’m sorry. I mentioned that they appeared to be in the first-time homeowner’s rental equivalent, primarily in those two categories. There are some outliers, but not large projects. They’re not the large projects. But most of our projects are within that $250,000 to $500,000 range, $450,000 range.

Matthew Kelley - Sterne Agee & Leach, Inc. - Analyst

Okay.

Betsy Cohen - The Bancorp, Inc. - CEO

So the point I was making is that what we see as the average mortgage for the properties that are selling now is in the $215,000, maybe $300,000 area, well within the conforming range and we believe that most of the projects, large or small, within the portfolio are subject to -- don’t require jumbo mortgages, but are within the conforming area.

Matthew Kelley - Sterne Agee & Leach, Inc. - Analyst

Okay. And just your assessment of how the selling has been generally positive?

Betsy Cohen - The Bancorp, Inc. - CEO

Yes, we’ve seen a pick-up. We really have. We do our round with all of our borrowers in that portfolio every ten days and we’ve seen substantial pick-up in traffic and substantial pick-up in the houses going under agreement of sale.

Matthew Kelley - Sterne Agee & Leach, Inc. - Analyst

Okay.

Betsy Cohen - The Bancorp, Inc. - CEO

We should see some impact from that in the second quarter.

Matthew Kelley - Sterne Agee & Leach, Inc. - Analyst

Okay. All right. Thank you.

Operator

And the next question comes from the line of Andy Stapp from B. Riley & Company. Please proceed.

Andy Stapp - B. Riley & Co. - Analyst

Good morning.

Betsy Cohen - The Bancorp, Inc. - CEO

Hi, Andy.

Andy Stapp - B. Riley & Co. - Analyst

In your prepared remarks you stated the dollar amount of deposits associated with your prepaid business line. I missed that.

Frank Mastrangelo - The Bancorp, Inc - President, Chief Operating Officer

It was $517 million, Andy.

Andy Stapp - B. Riley & Co. - Analyst

Okay.

Betsy Cohen -The Bancorp, Inc. - CEO

And, Andy, I think that the important thing is that it’s up from $172 million in the first quarter of ‘08 and even on the linked quarter basis up from $380 million, so we think there’s significant growth in low cost available to us.

Andy Stapp - B. Riley & Co. - Analyst

Okay. And you mentioned that there were two residential loans that slipped into the 90 plus day category. Were they for two properties or one?

Betsy Cohen - The Bancorp, Inc. - CEO

Two properties. They were two individual properties owned by the same couple.

Andy Stapp - B. Riley & Co. - Analyst

Right. And I did not get the dollar amount of those two loans.

Betsy Cohen - The Bancorp, Inc. - CEO

Roughly in the $4 million range in aggregate.

Andy Stapp - B. Riley & Co. - Analyst

Okay. And can you give us an update on the home in the Hamptons that you have for sale?

Betsy Cohen - The Bancorp, Inc. - CEO

We prepared it for sale. I think we got it in November and December we prepared it for sale and signed an agreement with an agent 30 days ago.

Andy Stapp - B. Riley & Co. - Analyst

Okay. Okay. All right. Thank you.

Operator

There are no further questions. I would now like to turn the call back over to Betsy for closing remarks.

Betsy Cohen - The Bancorp, Inc. - CEO

Thank you, Carma. Thank you to all of you for your good questions, as always, and for taking the time to allow us to share this information with you. On to the next quarter.

Operator

This concludes the presentation for today, ladies and gentlemen. You may now disconnect. Have a --